UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 22, 2005

Loral Space & Communications Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	1-14180	13-3867424
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01. Other Events.

On July 15, 2003, Loral Space & Communications Ltd. and certain of its subsidiaries filed voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators.

On March 22, 2005, Loral Space & Communications Ltd. (the "Company") and certain of its subsidiaries filed its third amended plan of reorganization (the "Plan") with the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Plan, which revises the terms of a plan of reorganization previously filed with the Bankruptcy Court on December 5, 2004, reflects an agreement between the Company, the Ad-Hoc Committee of Space/Systems Loral trade creditors, and the Official Committee of Unsecured Creditors (the "Creditors’ Committee") appointed in the Chapter 11 cases of the Company and certain of its subsidiaries.

The Bankruptcy Code does not permit solicitation of acceptances or rejections of the Plan until the Bankruptcy Court has approved the disclosure statement relating to the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan is subject to the confirmation and approval of the Bankruptcy Court and may be further amended by the Company, with the consent of the Creditors’ Committee.

A copy of the revised Plan is attached hereto as Exhibit 2.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 2.1 Third Amended Joint Plan of Reorganization

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Ltd

March 28, 2005	By:	/s/ Janet Yeung

Name: Janet Yeung
Title: Vice President and Assistant Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

2.1	Third Amended Plan of Reorganization